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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in 8x8, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
July 27, 2001